UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington D.C., 20549

                       Form 8-K

                    CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the
           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 5, 1996


            Commission file number 0-16734


               C.E.C. INDUSTRIES CORP.
  (Exact name of registrant as specified in charter)

             Nevada                                  87-0217252
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification Number)

        23 Cactus Garden Drive, F-60
        Green Valley (Henderson), Nevada             89014
        (Address of Principal Executive Office)      (Zip Code)
                    (702) 893-4747
 (Registrant's Telephone Number, Including Area Code)

                      Copies To:
                    Gerald Levine
                      President
             23 Cactus Garden Drive, F-23
               Henderson, Nevada 89014
                   (702)893-4747








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C.E.C. Industries Corp. Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

No events to report.

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying Accountant.

No events to report.

Item No. 5.  Other Events.

On August 5, 1996 the Board of Directors had a formal meeting regarding the proposed spin-off previously filed in the 8-K of October 4, 1995, of the Company's subsidiary C.E.I. Due to the fact that the prior Board of Directors did not complete the spin-off of C.E.I. and the documentation regarding this spin-off is not included in the official books and records of the Company, the current Board of Directors has decided that the spin-off of C.E.I. is not in the best interest of the Company or it's shareholders and has terminated all spin-off plans for C.E.I. at this time.

Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and
Exhibits.

No events to report.
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C.E.C. Industries Corp. Page Three



                     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By: /s/Gerald Levine                       Dated:  August 5, 1996
       Gerald Levine, President
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